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Exhibit 10.12

Shanghai Commercial Housing

Presale Contract

Formulated by Shanghai Municipal Bureau of Housing, Land and

Resources Administration

Supervised by Shanghai Administration for Industry and Commerce

Printed in the year of two thousand

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Special Instruction

1.	The text of this Contract is a model term made in accordance with the Measures of Shanghai Municipality for Real Estate Transfer. Terms and conditions of the Contract printed are suggestive for agreements by the concerned parties.

2.	Real estate purchase is a civil legal behavior, of which subject matter is much larger, specialty involved is further strong and legal rules are much more involved. In order to better protect the rights and interests of the two parties, when executing a contract, the two parties shall be careful and try to make agreements in material, complete and precise way.

3.	Prior to the execution of the Presale Contract, the real estate developer shall produce the Commercial Housing Presale License to the buyer. Regarding authenticity and validity of the Presale License as well as other matters, for example, whether the commercial residence are presold repeatedly or is restricted in right transfer due to sealing up by the judicial organ, the buyer may refer to the district or county real estate trading center at the place where the commercial house is located.

4.	To protect the legitimate rights and interests of the parties to the contract, the parties may stipulate the presale advertisement and description of real estate sale as the annexes to the Commercial Housing Presale Contract.

5.	The commercial housing to be sold in advance is the house (or completed but not registered) under construction by the real estate developer. There are some uncertain factors in the area, delivery date, and quality of such house. The parties shall know sufficiently about the following matters prior to execution:

(1)	The floor area of the commercial house when sold in advance is measured temporarily. When delivered, the floor area measured by the surveying and mapping organ recognized by Shanghai Municipal Bureau of Housing, Land and Resources Administration shall apply. In the Presale Contract, the floor area, construction area and communal area concerning the house shall be indicated expressly. In case of inconformity of area measured temporarily with the actual area, Article 44 of the Measures of Shanghai Municipality for Real Estate Transfer shall apply.

[Article 44 (Disposal of Increase or Decrease of Floor Area of the Pre-sold Commercial Housing when Delivered)

Compared with the stipulation in the Presale Contract, in case of increase or decrease of the floor area of the pre-sold commercial housing when delivered, the following provisions shall apply:

a.	In case the floor area is increased or decreased due to errors of the building area of public part pursuant to Paragraph 2 of Article 27 of the Measures or due to errors in actual measurement by the survey unit having corresponding qualification, the total transfer price stipulated in the Presale Contract shall not be changed.

(Paragraph 2 of Article 27: When the house transferred, public parts and equipments of the house as well as the self-used parts and equipments shall be transferred simultaneously; the building areas of public parts shall be shared by the obligees of real estates in accordance with the State and Shanghai provisions.)

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b.	In case the floor area is increased or decreased due to change of the design of the pre-sold commercial residence, Article 39 of the Measures shall apply.

(Article 39: With regard to the pre-sold commercial housing, the real estate developer may not change its design without permission; in case of necessary change of the design, the enterprise shall solicit the buyer for consent and submit to the department in charge of planning for examination and approval, then enter into the modification agreement with the buyer.

Where the real estate developer changes the design of the pre-sold commercial housing without consent of the buyer, the buyer shall have the right to rescind the Presale Contract; in such case, the real estate developer shall be liable for the liability for breach of agreement.)

c.	Except for the circumstances described in Paragraphs a and b hereof, where the floor area exceeds that stipulated in the Presale Contract, the transferee need not bear the price for such increased area; where the floor area is less than that stipulated in the Presale Contract, the real estate developer shall refund the price for such decreased area to the transferee; however, where the Presale Contract stipulates otherwise, the stipulations shall apply.)

(2)	According to the provisions of the Regulation of Shanghai Municipality on Real Estate Registration concerning that “the real estate developer shall, prior to delivering the new commercial housing to the buyer after inspection for acceptance upon completion, go through the primary registration of the new commercial housing with the documents as stipulated in Article 21 of the Regulations and the approval documents for construction project of commercial housing”, the real estate developer shall procure the Property Ownership Certificate (“Big Property Certificate”) of the new commercial housing before delivering the commercial residence after completion.

(3)	According to the Provisions of the Regulations on the Quality Management of Construction Project Quality promulgated by the State Council, the guarantee obligation of the construction unit for the commercial housing shall be “a. as to the infrastructure projects, underground projects of the building and main structure projects, the reasonable use period of such project as stipulated in the design document shall apply; b. as to the waterproof project of roof, toilets with waterproof requirements and leaking-proof of rooms and external wall, the guarantee period shall be 5 years; c. as to heating and cooling system, the guarantee period includes two heating and cooling periods; (4) regarding to the installation of electric pipeline, drainage & water pipes and equipments as well as decoration projects, the guarantee period shall be two years.” The guarantee period shall be from the date of inspection for acceptance upon completion.

The guarantee liability of the real estate developer to the commercial housing purchased by the buyer shall be from the date of delivery. The guarantee period may not be less than two years as of the transfer date of rights to the real estate.

(4)

If, after the house is delivered, the main structure thereof is not qualified, the case shall be handled pursuant to the Article 32 of the Regulations on Administration of Development and Operations Urban Real Estate promulgated by the State Council concerning that “after delivery of the commercial housing, where the buyer considers the main structure is not qualified, he may apply to project quality supervision unit for

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reexamination. Where the main structure is not qualified in deed by examination, the buyer shall have the right to withdraw the house; in case of losses to the buyer, the real estate developer shall bear the liability for compensation according to the law.”

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6.	In case of disputes arising from the performance of the Contract, the parties may file a suit with the people’s court at the place where the real estate is located, or apply to the arbitration committee for arbitration. In case of arbitration, the parties may submit an application to arbitration committee in Shanghai or other cities. The full name of local arbitration committee is Shanghai Arbitration Committee.

7.	After the execution of the Commercial Housing Presale Contract, the registration of the commercial housing presale contract shall be handled in time with the real estate registration organ in order to protect the rights and interests of the parties to the Contract. In case of failure to handle registration, the buyer cannot claim against a third party when the commercial house is resold or mortgaged. According to relevant regulations, the procedures for registration may be completed by the parties to the contract or only by the buyer.

8.	The text of the Contract is being sold at the real estate exchange center at the level of city, district and county. It suggests that the buyer should read carefully the Contract prior to duly execution.

Party A (Seller): Shanghai Shibei Industrial New Zone Investment & Management Co., Ltd.

Domicile: 16F, 238 Jiangyang No3. Road, Shanghai, 200436

ID Code/Passport/Business License No.:                                 Tel:

Agent/Legal Representative:

Domicile:                                                                                   Tel:

Party B (Buyer): Shanghai Jing’ ao Solar Photovoltaic Technology Co., Ltd.

Nationality:                      Gender:                      Birth Date:

Domicile:                                                       Postcode:

ID Code/Passport/Business License No.:                              Tel:

Agent/Legal Representative:

Domicile:                                                           Tel:

Party B (Buyer):

Nationality:                          Gender:                              Birth Date:

Domicile:                                                                   Postcode:

ID Code/Passport/Business License No.:                              Tel:

Agent/Legal Representative:

Domicile:                                                                               Tel:

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Whereas Party B intends to purchase the commercial houses in the New Commercial Plants on Land 13-1 in Shanghai Shibei Industrial New Zone, to be presold by Party A, therefore, the Contract is made by and between the Parties through negotiation in equal and freewill principles.

Article 1 Party A has won, by means of transfer/assign/allocation of land-use right, the right to use the 0801303340062000 Plot of Zhabei District, completed the registration of land-use right and obtained the Real Property Ownership Certificate, No. Z2003011525; 50,278.0 square meters of the area and purpose is for industry use.

With approval, Party A invests the land to construct the commercial housing, New Commercial Plants on Land 13-1 in Shanghai Shibei Industrial New Zone (interim name/present name), of which the construction structure of main buildings is reinforced concrete structure; overground floors of the building are ten and underground floor is zero.

The said commercial housing has satisfied the presale conditions as stipulated in the Measures of Shanghai Municipality for Real Estate Transfer. Zhabei District House and Land Administration Bureau has approved the commercial housing to market for presale (Presale License No. ZBFD (2006)YZ0001602).

Article 2 Party B will purchase Room         , Floors 1-10, Buildings 36 and 38,                                         , Jiangchang No. 3 Road (hereinafter referred to as the House). The planning purpose approved by the government is for workshop.

According to Party A’s temporary measure, the floor area of the House is 12,695.70 square meters, of which gross construction area is 9,882.41 square meters and public building area is 2,813.29 square meters. The story height of the house is              meters.

The Design and Plane of the House may refer to Annex Two; the Standards for Construction Structure, Decoration and Equipment of the House may refer to Annex Three; Overview of the House (mortgage, materials, adjacent relation and layout) may refer to Annex Four; the Contract for Earlier Property Management Service and Use Convention of the House or Relevant Undertakings may refer to Annex Five.

Article 3 Party B will purchase the House, of which the unit price of floor area is RMB8,880 (eight thousand eight hundred and eighty yuan only) per square meter.

According the floor area measured temporarily by Party A, the total price of the House to be purchased shall be RMB112,737,816 (one hundred and twelve million seven hundred and thirty-seven thousand eight hundred and sixteen yuan only).

Article 4 The total price (including the prices for decoration and equipment listed in Annex Three)

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of the House to be purchased by Party B means the total price for such House and land-use right in corresponding property. The total price as stipulated in the Contract may not be changed, except for inconformity of floor area measured temporarily with actual area.

Article 5 When delivered, the floor area measured by the surveying and mapping organ recognized by Shanghai Municipal Bureau of Housing, Land and Resources Administration shall apply. In case of inconformity of area measured by Party A with actual area, the following stipulations shall apply, unless otherwise stipulated in laws, regulations and rules:

(1)	Refund for any overpayment or a supplemental payment for any deficiency, calculated according to the unit price of floor area per square meter of the House;

(2)	Party A agrees not to charge Party B the price of exceeding areas if the error between area measured temporarily and actual area is more than +3% (+3% included); Party A agrees that Party B shall have the right to rescind the Contract unilaterally if the error between area measured temporarily and actual area is more than -3% (-3% included). When exercising the rescission right, Party B must put forward at or prior to execution of the House Handover Contract; otherwise, it shall be deemed waiving such right.

Article 6 Where the roof of the House has been sealed when the Contract is executed, Party B shall pay the price to the advance custodial accounts of Party A (advance custodian: the Bank of Shanghai Beizhan Sub-branch, name: Shanghai Shibei Industrial New Zone Investment Co., Ltd., accounts: 316298-03000081867) in full amount on schedule stipulated in the Contract. The advance shall be used under custody pursuant to the provisions of the Government.

Methods and period of payment shall be defined by the Parties in Annex One.

Article 7 Where Party B fails to make payment on schedule according to the Contract, it shall pay Party A the liquidated damages, calculated according to two ten-thousandths of outstanding amount for each overdue day. The liquidated damages shall be counted from the next day to the agreed payment period under the Contract to the actual payment date. Where overdue payment exceeds 30 days, Party A shall have the right to claim Party B for liabilities according to the following first method:

(1) Party A shall have the right to rescind the Contract and Party B shall be liable for compensation. The damages shall be 5% of the total price for the House. Party A shall be entitled to deduct the damages payable of Party B from the paid sum, and refund remaining amount to Party B. where the sum paid by Party B is not enough to compensate, Party A shall have the recourse.

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(2) Where Party A exercises the right to rescind the Contract, it shall notify Party B in writing.

Article 8 After the execution of the Contract, Party A may not modify the design (see Annex Two) of the House at will. In case of necessary alteration, it shall solicit Party B for written consent and submit to the department in charge of planning for examination and approval, then enter into an agreement for contract modification with Party B within thirty (30) days from the date of approval.

Where Party A modifies the design of the House at will without Party B’s consent, Party B shall have the right to rescind the Contract unilaterally.

Article 9 Party A may not change the plan layout of the district (see Annex Six) which has been agreed with Party B. In case of necessary alteration, Party A shall solicit Party B for written consent.

Where Party A changes the plan layout of the district without Party B’s consent, Party B shall have the right to require Party A to restore. Where restoration is impossible, Party A shall pay 0.1% of the total price to Party B as the liquidated damages.

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Article 10 Delivery of the House must conform to the conditions as listed in the following third plan:

(1)	The procedure of primary registration of real estate has been completed; the Property Ownership Certificate (Title Certificate) of new commercial housing has been procured; mortgages set by Party A as to the House have been cancelled; and Party A has paid the property reparation funds according to the provisions.

(2)	The Permit of Housing Delivery has been obtained; mortgages set by Party A as to the house have been cancelled; Party A has paid the property reparation funds according to the provisions; Party A undertakes to complete the primary registration of real estate and procure the Property Ownership Certificate (Title Certificate) of new commercial housing prior to the day of ; where the Property Ownership Certificate (Title Certificate) of new commercial housing cannot be obtained on schedule, Party B shall have the right to rescind the Contract unilaterally.

(3)	If the House passes the acceptance upon completion, Party A undertakes to handle the procedures for initial registration of the real estate prior to December 31, 2007 and to obtain the Property Ownership Certificate (Title Certificate); if not, Party B shall have the right to rescind the Contract unilaterally.

Article 11 Party A plans to deliver the House to Party B prior to December 31, 2007, except for force majeure.

Article 12 Where Party A fails to deliver the House to Party B in the period stipulated in Article 11 of the Contract, it shall pay Party B the liquidated damages, calculated according to two ten-thousandths of the sum paid by Party B. The liquidated damaged shall be counted from the next day to the payment deadline stipulated in Article 11 hereof to the actual payment date. Where overdue payment exceeds 60 days, Party A shall have the right to prosecute Party A for liabilities according to the following first method:

(1)	Party B shall be entitled to rescind the Contract unilaterally;

(2)

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Article 13 After the House conforms to the delivery conditions as stipulated in Article 10 of the Contract, Party A shall, within 7 days prior to the delivery date, notify Party B of completing the procedures of delivery. Party B shall, within 10 days after receipt of such notice, carry out inspection for acceptance and handover of such House together with Party A. The mark of delivery is that Party A gets the keys to the House or the maturity date for Party B handling the procedures for delivery of the House subject to Party A’s notice.

In case of inspection for acceptance and handover of the House, Party A shall produce the certification documents which satisfy the conditions for delivery as stipulated in Article 10 of the Contract. Considering the House is used for workshop, Party A shall provide Party B with the Quality Certificate of                          and the Description of                                 . Meanwhile, Party A shall, at Party B’s requirement, provide materials relating to actual area.

Where Party A fails to produce or provide the said materials, Party B shall have the right to accept the House. All liabilities for delivery prolongation caused thus shall be borne by Party A.

Article 14 Within thirty days after Party A completes the procedures for initial registration of new commercial housing and procures the Property Ownership Certificate (Title Certificate), the Parties shall execute the House Handover Contract as stipulated in the Contract. The House Handover Contract shall be deemed as the necessary document for completing the procedure of transfer.

Within 30 days after execution of the House Handover Contract, the Parties shall go through the procedures of price declaration and transfer application, and apply for the Property Right Certificate (Small Property Certificate) with Zhabei District Real Estate Exchange Center according to the law.

Article 15 The risk liability of the House shall be shifted from Party A to Party B as of the date of delivery. Where Party B fails to go through the procedures of inspection for acceptance and handover hereof in stipulated period, Party A shall make a written notice. Where Party B still cannot handle the procedures of inspection for acceptance and handover hereof according to the period stipulated in the notice, then the risk liability of the House shall be shifted to Party B on the next day to the date of inspection for acceptance and handover stipulated in such notice.

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Article 16 Party A ensures that there is no mortgage over the House set by Party A when delivering the House to Party B, nor other disputes of property right and finance. In case of inconformity with contents ensured by Party A after delivery of the Houses, Party A shall assume all liabilities arising therefrom.

Article 17 The House delivered by Party A has passed the inspection for acceptance. Where the standards for decoration and equipment hereof cannot satisfy those as stipulated in Annex Three to the Contract, Party B shall have the right to require Party A to make compensation according to 0.5 times of balance between actual decoration and equipment and stipulated ones. Where main structure cannot meet the standards as stipulated in Annex Three to the Contract, Party B shall have the right to rescind the Contract.

The Parties agree to, in case of dispute arising from recognition of the standards, entrust a qualified engineering project quality inspection institute in Shanghai to inspect and issue written opinions, which shall be the basis for settlement of the dispute.

Article 18 If, after delivery of the House, Party B considers main structure is not qualified, it may entrust a qualified engineering project quality inspection institute in Shanghai to carry out inspection. Where the quality of main structure is disqualified through inspection, Party B shall have the right to rescind the Contract.

Article 19 When exercising the right to rescind the Contract as stipulated in the Contract, Party B shall notify Party A in writing. Party A shall, within 60 days after receipt of the written notice from Party B, refund Party B all of the sum (including interests, calculated according to concurrent deposit interest rate publicized by the People’s Bank of China) paid by Party B. In addition, Party A shall be liable for compensation. The amount of damages shall be 2% of the total price for the House, which shall be paid to Party B together with refundable sum.

The paid sum as mentioned in foresaid clause and other terms of the Contract includes the amount paid by Party B directly or by means of loan.

Article 20 Where there are quality problems concerning other projects of the House delivered by Party A, within the guarantee period, Party B shall have the right to require Party A to restore; furthermore, Party A must compensate according to 0.5 times of the restoration fee.

The Parties agree to, in case of disputes arising from quality problems concerning other projects of the House, entrust a qualified engineering project quality inspection institute in Shanghai to inspect and issue written opinions, which shall be deemed as the basis for settlement of the dispute.

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Article 21 As of the date of inspection for acceptance and handover of the House, Party A shall take in charge of reparation. The scope and period of reparation shall be stipulated by the Parties in Annex Five pursuant to the Regulations on the quality Management of Construction Project promulgated by the State Council and the Measures of Shanghai Municipality for Real Estate Transfer.

Article 22 Party A has appointed Shanghai New Shibei Enterprise Management Service Co., Ltd. to carry out earlier property management of the House and has executed the Contract for Earlier Property Management Service (see Annex Five) with it. Considering the planning purpose of the House is for workshop, the Parties hereby conclude the Use Convention of Shanghai Shibei Industrial Zone (see Annex Five).

Article 23 The House purchased by Party B may not separate from the corresponding land-use right. From the date of transfer of real estate right of the House, those rights, obligations and liabilities as stipulated in the Contract for transfer/assignment of land-use right between Party A and Shanghai Zhabei Land Administration Bureau shall be shifted to Party B.

Article 24 Party B may transfer and mortgage the rights and interests (options of the House) held under the Contract according to the law. When Party B exercises the said rights, Party A shall provide assistance.

Article 25 Any document and response served by one party to the other party pursuant to the stipulations of the Contract and any other contact shall be made in writing and sent by means of registered mail or delivery in person to the other party’s address as listed in the Contract or the address changed by the other party by means of the method as described herein. In case of registered mail, the said contents shall be deemed having served to the other party on the 4th day after mailing (subject to the post mark); in case of delivery in person, the said contents shall be deemed having served when the other party signs in.

Article 26 All taxes arising from purchase and sale of the House shall be borne by the Parties respectively pursuant to relevant provisions.

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Article 27 Supplemental provisions, annexes and supplementary agreements of the Contract shall be inseparable part of the Contract. In case of inconformity of supplemental provisions and agreements of the Contract with the terms of the text, the former shall apply.

Issues uncovered in the Contract and those matters to be modified during performance hereof, the Parties shall be settled in a modification agreement between the Parties.

Article 28 While executing the Contract, the Parties shall be aware of their respective rights and obligations and be willing to perform the Contract strictly pursuant to the stipulations hereof. In the case that either party violates the Contract, the other party shall be entitled to claim for compensation in accordance with the Contract.

Article 29 The Contract shall go into force as of the date when the Parties execute and ______ Notarial Office notarizes. The Parties agree that, within 60 days from the effectiveness date hereof, the Parties shall go through the procedures for registration of the Contract for filing with the real estate registration organ.

In case of losses to one party due to the other’s failure to complete the procedure for registration, the breaching party shall be liable for compensation.

Article 30 After the Contract is registered for filing, in case of facts on which the Contract shall be rescinded, the Parties shall, within 30 days thereafter, go through the procedures for cancellation of registration of the Contract with Zhabei District real estate registration organ of Shanghai Municipality against the written documents concerning rescission hereof.

Where either party rescinds the Contract according to relevant terms of the Contract, it shall go, by itself, through the procedures of cancellation of registration of the Contract with the real estate registration organ against service receipt of the written notice concerning rescission hereof.

Article 31 Any and all disputes arising from performance of the Contract shall be settled through negotiation. Where negotiation fails, the following second method shall be apply: (other contents shall be deleted)

(1)	to apply to Arbitration Committee for arbitration;

(2)	to file a lawsuit with the People’s Court.

Article 32 The Contract shall be in two copies with equal force, one for either party of                    ,                                         .

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Annex One

Method and Period of Payment

(to stick here)	(signature or seal)

Party B shall make payment in the following first way:

1.	On a lump-sum basis

Party B shall pay the price for the House in full amount prior to August 15, 2007, RMB112,737,816.00 (one hundred and twelve million seven hundred and thirty-seven thousand eight hundred and sixteen yuan only).

2.	Other methods:

1)	Initial payment: Party B shall pay RMB ( yuan only) prior to the day of . Earnest paid by Party B, RMB ( yuan only), shall be converted into the price for the House and set off the said initial payment, namely, Party B must shall pay RMB ( yuan only) prior to the day of .

2)	Payment of remaining sum: Party B shall pay RMB ( yuan only) prior to the day of . Party B can apply to a bank for a mortgage loan for the purpose of the remaining sum payable.

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Annex Two

Design and Plane of the House

(to stick here)	(signature or seal)

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Annex Three

Standards for Construction Structure, Decoration and Equipment of the House

(to stick here)	(signature or seal)

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Annex Four

Ownership Overview of the House (mortgage, leasing, adjacent relation and layout)

(to stick here)	(signature or seal)

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Annex Five

Contract for Earlier Property Management Service and Use Convention of the House or Relevant

Undertakings

(to stick here)	(signature or seal)

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Supplemental Provisions

Article 1 It is agreed to calculate and pay the total price for the House in RMB by the parties. If Party B makes payment in other currencies, the amount remitted to Party A’s accounts in RMB after settlement of exchange shall be the actual sum paid to Party B.

Article 2 Party B may make payment in cash, by bill or loan from a bank. The actual payment date shall be the date when Party A receives the sum paid in cash or by bill or the loan remitted by Party B.

Article 3 If Party B intends to lease the House to a third person after purchasing, the third person (hereinafter referred to as the “Lessee”) must meet the following conditions:

1)	the Lessee may use the House only for normal production, office and other operation activities complying with the laws and regulations;

2)	Party B shall mobilize actively the Lessee to be registered in North Industry Zone;

3)	production and operation engaged by the Lessee must comply with the industrial direction fixed by the North Industry Zone, and matters involving environment protection and fire protection must be examined and approved by relevant authorities;

4)	the Lessee must, after registering at the North Industrial Zone, obey the provisions of the Zone on day-to-day management and property management, as well as other relevant rules to be performed and abided by.

Article 4 Considering overall planning of the Shibei Industrial Zone, Party A’s function of introduction for investment and preferential price for the House, Party B agrees that if it intends to transfer the House within five years after obtaining the Property Right Certificate (“Small Property Certificate”), Party B must pay Party A the penalty, equal to 30% of total price for the House.

Article 5 As to the matters concerning the use of advertisement boards on roof of the House, the Parties may negotiate about other agreements.

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Party A:

Shanghai Shibei Industrial New Zone Investment Co., Ltd.

By:	/s/ Huang Liyang

Party B (name):

Shanghai Shanghai Jing’ ao Solar Photovoltaic PV Technology Co., Ltd.

By:	/s/ Yang Huaijin